SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

Sunrise Solar Corporation
(Exact name of registrant as specified in its charter)

Nevada	88-0460457
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

11815 IH 10 West, Suite 110
San Antonio, TX  78230
(Address of Principal Executive Office and Zip Code)

 Sunrise Solar Corporation 2008 Equity Incentive Plan
(Full Title of the Plan)

Eddie Austin, Jr.
Sunrise Solar Corporation
11815 IH 10 West, Suite 110
San Antonio, TX  78230
(210) 881-0850
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.0001 par value 2008 Equity Incentive Plan	7,000,000	$0.82	$5,740,000	$320.29

(1)
Estimated in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $0.485 per share, which represents the average of the high and low prices reported on the Over the Counter Bulletin Board System on May 27, 2009.

EXPLANATORY STATEMENT

Sunrise Solar Corporation is filing this Registration Statement on Form S-8 to register an additional 7,000,000 shares of our common stock, $0.0001 par value per share pursuant to our 2008 Equity Incentive Plan (“Plan”), to bring the total number of shares registered under the Plan to 10,000,000.

The contents of our Registration Statement on Form S-8 filed on February 27, 2009, SEC File No. 333-157568, is incorporated by reference.

Exhibits

Exhibit No.	Description

4.1	Articles of Incorporation (incorporated by reference to our Form S-8 filed on February 27, 2009)
4.2	By-Laws (incorporated by reference to our Form S-8 filed on February 27, 2009)
5.1	Opinion of Whitley Law Group, P.C.
23.1	Consent of M&K CPAS, PLLC
23.2	Consent of Whitley Law Group, P.C. (contained in Exhibit 5.1 hereof)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 28th day of May, 2009.

Sunrise Solar Corporation

By:	/s/ Eddie Austin, Jr.
Eddie Austin, Jr.
Chairman & CEO
(Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Eddie Austin, Jr.	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Accounting Officer)	May 28, 2009
Eddie Austin, Jr.